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Exhibit 2.1
                         AMENDED AND RESTATED AGREEMENT


     This Amended and Restated Agreement ("AGREEMENT") is made as December 30, 1997 by Home Products International, Inc., a Delaware corporation ("HPII"), HPII Acquisition Corp., a Delaware corporation ("ACQUISITION"), Seymour Sales Corporation, a Delaware corporation ("SALES"), Seymour Housewares Corporation, a Delaware corporation ("HOUSEWARES"), and Chase Venture Capital Associates, L.P., the majority shareholder of Sales, (the "MAJORITY SHAREHOLDER").

                                    RECITALS

     A. The parties executed an agreement dated November 11, 1997 (the "Prior Agreement") to merge Sales and Acquisition.

     B. The parties desire to amend the Prior Agreement in many respects and agree that the Prior Agreement will be better understood if the entire agreement is amended and restated.

     C. Chase Manhattan Investment Holdings, Inc., a party to the Prior Agreement, is no longer a shareholder of Sales and therefore is not a party to this Agreement.

                                   AGREEMENT

     The parties, intending to be legally bound, agree as follows:

1. DEFINITIONS

     For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

     "ACQUISITION"--as defined in the first paragraph of this Agreement.

     "ADJUSTMENT AMOUNT"--as defined in Section 2.6.

     "AFFILIATE"--as defined in the Securities Exchange Act of 1934.

     "APPLICABLE CONTRACT"--any Contract (a) under which the Seymour Companies have or may acquire any rights, (b) under which the Seymour Companies have or may become subject to any obligation or liability, or (c) by which the Seymour Companies or any of the assets owned or used by it is or may become bound.

     "BALANCE SHEET"--as defined in Section 3.4.

     "CASH CONSIDERATION"--as determined in Section 2.5.

     "CASH ESCROW"--the amount of cash to be deposited into Escrow as determined pursuant to Section 5.5.

     "CLOSING"--as defined in Section 2.7.

     "CLOSING DATE"--the date and time as of which the Closing actually takes place.



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     "CONSENT"--any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

     "CONTEMPLATED TRANSACTIONS"--all of the transactions contemplated by this Agreement, including:

           (a) the merger of Sales and Acquisition; and

           (b) the performance by HPII, the Majority Shareholder and the Seymour Companies of their respective covenants and obligations under this Agreement; and

           (c) the execution and delivery of the Lock-Up Agreement.

     "CONTRACT"--any then existing agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

     "DAMAGES"--as defined in Section 10.2.

     "DISCLOSURE LETTER"--the disclosure schedules delivered by the Seymour Companies and/or the Majority Shareholder to HPII concurrently with the execution and delivery of this Agreement.

     "ENCUMBRANCE"--any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

     "ENVIRONMENT"--soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

     "ENVIRONMENTAL, HEALTH, AND SAFETY LIABILITIES"--any cost, damages, expense, liability, obligation, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law and consisting of or relating to:

           (a) any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products);

           (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law;

           (c) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions ("CLEANUP") required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or

           (d) any other compliance, corrective, investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law.

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     The terms "REMOVAL," "REMEDIAL," and "RESPONSE ACTION," include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq., as amended ("CERCLA").

     "ENVIRONMENTAL LAW"--any Legal Requirement that requires or relates to:

           (a) advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;

           (b) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment;

           (c) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated;

           (d) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

           (e) protecting resources, species, or ecological amenities;

           (f) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;

           (g) cleaning up pollutants that have been released, preventing the threat of release, or paying the costs of such clean up or prevention; or

           (h) making responsible parties pay private parties, or groups of them, for damages done to their realty or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

     "ERISA"--the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

     "ESCROW AGREEMENT"--as defined in Section 2.8(c).

     "ESCROWED SHARES"--the 370,000 shares of HPII common stock deposited into Escrow to secure the indemnification obligation in Section 10.2.

     "FACILITIES"--any real property, leaseholds, or other interests currently or formerly owned or operated by Housewares and any buildings, plants, structures, or equipment (including motor vehicles, tank cars, and rolling stock) currently or formerly owned or operated by Housewares.

     "GAAP"--generally accepted United States accounting principles, applied on a basis consistent with the basis on which the Balance Sheet and the other financial statements referred to in Section 3.4(b) were prepared.


     "GOVERNMENTAL AUTHORIZATION"--any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

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     "GOVERNMENTAL BODY"--any:

           (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

           (b) federal, state, local, municipal, foreign, or other government;

           (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

           (d) multi-national organization or body; or

           (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

     "HAZARDOUS ACTIVITY"--the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the Environment, and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off the Facilities, or that may affect the value of the Facilities or the Seymour Companies.

     "HAZARDOUS MATERIALS"--any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

     "HOUSEWARES"--as defined in the first paragraph of this Agreement.

     "HPII"--as defined in the first paragraph of this Agreement.

     "HSR ACT"--the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

     "INTELLECTUAL PROPERTY ASSETS" --as defined in Section 3.21.

     "IRC"--the Internal Revenue Code of 1986 or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

     "IRS"--the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

     "KNOWLEDGE"--a party to this Agreement will be deemed to have "KNOWLEDGE" of a particular fact or other matter if:

           (a) with respect to the Seymour Companies, if either Stephen Brian or Daniel Slattery, after making reasonable inquiry of the appropriate parties with respect to such fact or other matter, actually knows of the existence of such fact or other matter;

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           (b)  with respect to HPII, if either James Tennant or James Winslow, after making reasonable inquiry of the appropriate parties with respect to such fact or matter, actually knows of the existence of such fact or other matter; or

           (c) with respect to the Majority Shareholder, if Stephen P. Murray, Kelly Shackleford or Jeffrey Walker, after making reasonable inquiry of the appropriate parties with respect to such fact or other matter, actually knows of the existence of such fact or other matter.

     "LEGAL REQUIREMENT"--any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

     "LOCK-UP AGREEMENT"--the Standstill and Lock-Up Agreement described in
Section 7.7.

     "MERGER CONSIDERATION"--as defined in Section 2.5.

     "OCCUPATIONAL SAFETY AND HEALTH LAW"--any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

     "ORDER"--any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

     "ORDINARY COURSE OF BUSINESS"--an action taken by a Person will be deemed to have been taken in the "ORDINARY COURSE OF BUSINESS" only if such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person.

     "ORGANIZATIONAL DOCUMENTS"--(a) the articles or certificate of incorporation and the bylaws of a corporation; and (b) any amendment to any of the foregoing.

     "PERSON"--any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

     "PLAN"--as defined in Section 3.12.

     "PROCEEDING"--any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

     "RELEASE"--any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.


     "REPRESENTATIVE"--with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

     "SALES"--as defined in the first paragraph of this Agreement.

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     "SECURITIES ACT"--the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

     "SEYMOUR COMPANIES"--Sales, Housewares and their Subsidiaries, collectively.

     "STOCK CONSIDERATION"--as determined in Section 2.5.

     "SUBSIDIARY"--with respect to any Person (the "OWNER"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries; when used without reference to a particular Person, "SUBSIDIARY" means a Subsidiary of Housewares.

     "TAX RETURN"--any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

     "THREAT OF RELEASE"--a substantial likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

     "THREATENED"--a claim, Proceeding, dispute, action, or other matter will be deemed to have been "THREATENED" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing).


2. THE PLAN OF MERGER

     2.1 MERGER

     On the Closing Date and subject to the performance of the terms and conditions of this Agreement, Acquisition shall be merged with and into Sales. Following the merger, the separate corporate existence of Acquisition shall cease, and Sales shall continue as the surviving corporation ("SURVIVING CORPORATION"). If certificates representing all of the issued and outstanding shares of Sales (the "Shares") have been delivered at Closing, endorsed in favor of HPII or endorsed in blank, and each holder of Shares has executed this Agreement or an agreement to be bound hereby on terms reasonably acceptable to the parties, then at the option of HPII the Transaction shall be closed by assignment of all of the shares to HPII in lieu of the merger.

     2.2  EFFECTIVE TIME

     The merger shall be deemed effective at the time ("EFFECTIVE TIME") of filing of the Certificate of Merger with the Secretary of State of Delaware, which certificate shall be filed contemporaneously on the Closing Date.


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     2.3  CERTIFICATE OF INCORPORATION, BYLAWS AND DIRECTORS AND OFFICERS

     The Certificate of Incorporation and Bylaws of Sales, as in effect immediately prior to the Closing, but amended as provided in the Certificate of Merger attached hereto as Exhibit 2.3, shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law. The directors and officers of Acquisition at the Closing Date shall be the directors and officers, respectively, of the Surviving Corporation until their respective successors have been duly elected or appointed in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation or by applicable law.

     2.4 CONVERSION OF SECURITIES

     As of the Effective Time, by virtue of the Merger and without any action on the part of any stockholder of Sales:

           (a) All shares of Sales common stock or preferred stock that are held in the treasury of Sales shall be canceled, and no capital stock of HPII or other consideration shall be delivered in exchange therefor.

           (b) Each share of common stock and preferred stock of Sales ("SALES STOCK") issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 2.4(a)) shall be converted into (i) cash in an amount equal to the total Cash Consideration (defined in Section 2.5) divided by the total number of shares of Sales Stock issued and outstanding immediately prior to the Effective Time (other than shares canceled pursuant to Section 2.4(a)) plus (ii) that number of HPI Shares (defined in Section 2.5) equal to the total HPI Shares comprising Stock Consideration (defined in Section 2.5) divided by the total number of shares of Sales Stock issued and outstanding immediately prior to the Effective Time (other than shares canceled pursuant to Section 2.4(a)). The ownership of such Sales Stock and the distributions with respect thereto are as set forth on Exhibit
      2.4 provided by Sales to HPII and to be attached hereto and incorporated herein prior to the Effective Time. All such shares of Sales Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive cash and HPI Shares as provided in this Section 2.4.

     2.5 MERGER CONSIDERATION

     The total consideration ("Merger Consideration") to be paid to the shareholders of Sales in connection with the merger will be as set forth below:

           (a) Cash Amount. HPII shall pay to the shareholders of Sales the sum of Fifteen Million Eight Hundred Fifty Nine Thousand Fifty-Six Dollars ($15,859,056), minus the Adjustment Amount ("CASH
      CONSIDERATION").

           (b) Stock. HPII shall issue to the shareholders of Sales One Million Three Hundred Sixty-Two Thousand Seven Hundred (1,362,700) shares (the "HPI SHARES") of its common stock ("STOCK CONSIDERATION").

     2.6  ADJUSTMENT AMOUNT

     The Adjustment Amount will be equal to the sum of the following.


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            (i)  the amount of any prepayment penalty or charges
                 or other fees incurred by the Seymour Companies with respect to the prepayment, re-negotiation or restatement of Seymour Companies' obligations to Jackson National Life or any other party, as a result of the Contemplated Transactions;

            (ii) the amount of any investment broker/banking,
                 legal, accounting, environmental or other professional fees and charges incurred by Seymour Companies in connection with the Contemplated Transactions;

           (iii) the amount of all dividends paid by Seymour
                 Companies from June 30, 1996 to the Closing Date;

            (iv) any fees or expenses incurred by Seymour
                 Companies in connection with government filings required by the Contemplated Transactions;

            (v) an amount equal to one-half of the escrow agent fee payable in connection with the Escrow described in Section 2.8(c); and

            (vi) the amount to be paid by the Seymour Companies to
                 Messrs. Stephen Brian, Daniel Slattery (excluding in respect of his Shares), Joseph Gantz and Daniel J. Clarens on the Closing, in connection with the Transaction.

     2.7 CLOSING

     The closing of the Contemplated Transactions (the "CLOSING") provided for in this Agreement will take place at the offices of Simpson Thacher & Bartlett at 10:00 a.m. (local time) on the date that is two (2) business days following the satisfaction of the conditions set forth in Sections 7 and 8 of this Agreement. The Closing once it occurs will be effective as of the earlier of the Closing Date or 12:01 a.m. on January 1, 1998. HPII shall assume and enjoy the risk and benefits from the operation of the Seymour Companies from such date.

     2.8 CLOSING OBLIGATIONS

     At the Closing:

     (a) the Seymour Companies will deliver or cause to be delivered to HPII:

                 (i) the Lock-Up Agreement (as defined in Section 7.7), duly executed by the Majority Shareholder;

                 (ii) a certificate executed by the Majority Shareholder
            representing and warranting to HPII that each of the Majority Shareholder's representations and warranties in this Agreement was accurate in all material respects as of the date of this Agreement and is accurate in all material respects as of the Closing Date as if made on the Closing Date (as set forth in Section 7.1) (giving full effect to the Supplemental Disclosure Letter to be delivered by the Majority Shareholder to HPII prior to the Closing Date in accordance with Section 5.6); and

                 (iii) a certificate executed by the chief executive officer of
            Sales representing and warranting to HPII that the representations and warranties of Sales in this Agreement were accurate in all material respects as of the date of this Agreement and are accurate in all material respects as of the Closing Date as if made on the Closing Date (as set forth in Section 7.1) (giving full effect to the


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            Supplemental Disclosure Letter to be delivered by Sales to HPII prior to the Closing Date in accordance with Section 5.6).

     (b) HPII will deliver to (or for the benefit of) the shareholders of Sales:

                 (i) the Cash Consideration, less the Cash Escrow, if any, by wire transfer to an account or accounts specified by the Majority Shareholder in accordance with Schedule 2.4;

                 (ii) the Escrowed Shares and the Cash Escrow, if any, to the
            escrow agent referred to in 2.8(c) below;

                 (iii) the HPI Shares less the Escrowed Shares to such Persons specified on Schedule 2.4; and

                 (iv) a certificate executed by HPII representing and
            warranting to the Seymour Companies that each of HPII's representations and warranties in this Agreement was accurate in all material respects as of the date of this Agreement and is accurate in all material respects as of the Closing Date (as set forth in Section 8.1) as if made on the Closing Date.

     (c) HPII, the Majority Shareholder and Seymour Companies will execute the escrow agreement in the form of Exhibit 2.8(c) (the "Escrow Agreement") with a mutually selected escrow agent.

3.  REPRESENTATIONS AND WARRANTIES OF THE SEYMOUR COMPANIES

     The Seymour Companies (excluding Subsidiaries) represent and warrant to HPII effective as of November 14, 1997 as follows:

     3.1 ORGANIZATION AND GOOD STANDING

     (a) Part 3.1 of the Disclosure Letter contains a complete and accurate list for each Seymour Company of jurisdictions in which it is authorized to do business, and its capitalization (including the identity of each stockholder and the number of shares held by each). Each Seymour Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Applicable Contracts. Each Seymour Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, would reasonably be expected to require such qualification, except where the failure to so qualify would not reasonably be expected to have a material adverse effect on such Seymour Companies, taken as a whole. Housewares is the only subsidiary of Sales. Housewares has no subsidiaries except for Seymour Mexico, S.A. de C.V.

     (b) The Seymour Companies have delivered to HPII copies of the Organizational Documents of the Seymour Companies, as currently in effect.



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     3.2 AUTHORITY; NO CONFLICT

     (a) This Agreement constitutes the legal, valid, and binding obligation of Sales and Housewares, enforceable against Sales and Housewares in accordance with its terms. Sales and Housewares have the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and to perform their obligations under this Agreement.

     (b) Except as set forth in Part 3.2 of the Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

           (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of the Seymour Companies, or
      (B) any resolution adopted by the board of directors or the stockholders of any Seymour Company;

           (ii) in any material respect, contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which any Seymour Company, or any of the assets owned or used by any Seymour Company, is subject;

           (iii) in any material respect, contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by Seymour Companies or that otherwise relates to the business of, or any of the assets owned or used by, any Seymour Company;

           (iv) in any material respect, contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; or

           (v) result in the imposition or creation of any material Encumbrance upon or with respect to any of the assets owned or used by any Seymour Company.

Except as set forth in Part 3.2 of the Disclosure Letter, no Seymour Company will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

     3.3 CAPITALIZATION

     The authorized equity securities of Sales consist of (i) 145,000 shares of Class A common stock, $.0001 par value per share; (ii) 145,000 shares of Class B Common Stock, $.0001 par value per share; (iii) 145,000 shares of Class C common stock, $.0001 par value per share; (iv) 4,000 shares of Series A 15% preferred stock, $1.00 par value per share; and (v) 11,000 shares of Series B 13 1/4% preferred stock, $1.00 par value per share. The issued and outstanding shares of such capital stock are as set forth in Part 3.3 of the Disclosure Letter. The issued and outstanding stock of Sales as of the Closing will be as set forth on Exhibit 2.4. The authorized equity securities of Housewares consist of 1,000 shares of common stock, no par value, of which 1,000 shares are issued and outstanding. Sales owns all of the issued and outstanding stock of Housewares. Except as set forth in Part 3.3 of the Disclosure Letter, no legend or other reference to any purported Encumbrance appears upon any certificate representing equity securities of Sales. All of the outstanding equity securities of the Seymour Companies have been duly authorized and validly issued and are fully paid and nonassessable. There are no Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of Sales or Housewares. None of the outstanding equity securities or other securities of the Seymour Companies was issued in violation of the Securities Act or any other Legal Requirement. No Seymour Company owns or has any Contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business.

     3.4 FINANCIAL STATEMENTS

     The Seymour Companies have delivered to HPII an audited consolidated balance sheet of the Seymour Companies as of June 30, 1997 ("BALANCE SHEET") and the related audited statements of income, for the fiscal year then ended, including the notes thereto. Such financial statements and notes fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of the Seymour Companies as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP; the financial statements referred to in this Section 3.4 reflect the consistent application of such accounting principles throughout the periods involved. No financial statements of any Person (other than the Seymour Companies) is required by GAAP to be included in the consolidated financial statements of the Seymour Companies. The Seymour Companies have also delivered to HPII certain financial projections of the Seymour Companies for the periods ended December 31, 1997 and December 31, 1998.

     3.5 BOOKS AND RECORDS

     The books of account, minute books, stock record books, and other records of the Seymour Companies, all of which have been made available to HPII, are complete and correct in all material respects and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. The minute books of the Seymour Companies contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Boards of Directors, and committees of the Boards of Directors of the Seymour Companies, and no meeting of any such stockholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Seymour Companies.

     3.6 TITLE TO PROPERTIES; ENCUMBRANCES

     Part 3.6 of the Disclosure Letter contains a complete and accurate list of all real property, leaseholds of real property, or other interests therein owned by any Seymour Company. The Seymour Companies have delivered or will make available to HPII copies of the deeds and other instruments (as recorded) in their possession by which any Seymour Company acquired such real property and interests, and copies of all title insurance policies, opinions, abstracts, and surveys in the possession of Seymour Companies and relating to such property or interests. The Seymour Companies own (with good and marketable title in the case of real property, subject only to the matters permitted by the following sentence) all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that they purport to own located in the Facilities owned or operated by the Seymour Companies or reflected as owned in the books and records of the Seymour Companies, including all of the properties and assets reflected in the Balance Sheet (except for assets (1) held under capitalized leases disclosed or not required to be disclosed in Part 3.6 of the Disclosure Letter, (2) personal property and real property valued at less than $100,000 sold or disposed of since the date of the Balance Sheet and (3) assets sold in the Ordinary Course of Business), and all of the properties and assets purchased or otherwise acquired by any Seymour Company since the date of the Balance Sheet (except for personal property acquired and sold since the date of the Balance Sheet in the Ordinary Course of Business and consistent with past practice). All material properties and assets reflected in the Balance Sheet are free and clear of all Encumbrances and are not, in the case of real property, subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature, except, with respect to all such properties and assets, (a) mortgages or security interests shown on the Balance Sheet as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (b) mortgages or security interests incurred in connection with the arm's length purchase of property or assets after the date of the Balance Sheet (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (c) liens for current taxes not yet due, and (d) with respect to real property, (i) minor imperfections of title, if any, none of which is substantial in amount, materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of any Seymour Company, and (ii) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto. All buildings, plants, and structures owned by any Seymour Company lie wholly within the boundaries of the real property owned by any Seymour Company and do not materially encroach upon the property of, or otherwise conflict with the property rights of, any other Person, which encroachment shall not materially affect the operation of the property.

     3.7 CONDITION AND SUFFICIENCY OF ASSETS

     To the Knowledge of the Seymour Companies, the buildings, plants, structures, and equipment of the Seymour Companies are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs, where the failure to so maintain or repair would not cause a material adverse effect on the Seymour Companies' operations. The building, plants, structures, and equipment of the Seymour Companies are sufficient for the continued conduct of the Seymour Companies' businesses after the Closing in substantially the same manner as conducted prior to the Closing.

     3.8  INVENTORY

     To the Knowledge of the Seymour Companies, all inventory of the Seymour Companies consists of a quality and quantity usable and salable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality.

     3.9  NO UNDISCLOSED LIABILITIES

     Except as set forth in Part 3.9 of the Disclosure Letter, to the Knowledge of the Seymour Companies, the Seymour Companies have no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for: (i) liabilities or obligations reflected or reserved against in the Balance Sheet; (ii) liabilities incurred in the Ordinary Course of Business since the date thereof; and (iii) liabilities or obligations which are not material to the Seymour Companies taken as whole.

     3.10 TAXES

     (a) The Seymour Companies have filed or caused to be filed all material Tax Returns that are or were required to be filed by or with respect to it, pursuant to applicable Legal Requirements and have paid all taxes shown as due on such Tax Returns. The Seymour Companies have delivered to HPII copies of, and Part 3.10 of the Disclosure Letter contains a complete and accurate list of, all such material Tax Returns relating to income or franchise taxes with respect to all periods since January 1, 1994.

     (b) The United States federal and state income Tax Returns of the Seymour Companies subject to such taxes have been audited by the IRS or relevant state tax authorities or are closed by the applicable statute of limitations for all taxable years through 1993. Part 3.10 of the Disclosure Letter contains a complete and accurate list of all audits of all such income Tax Returns. All deficiencies proposed as a result of such audits have been paid, reserved against, settled, or, as described in Part 3.10 of the Disclosure Letter, are being contested in good faith by appropriate proceedings. Except as described in Part 3.10 of the Disclosure Letter, the Seymour Companies have not given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations applicable to any Tax Return for which the statute of limitations has not expired.

     (c) The charges, accruals, and reserves with respect to taxes on the books of the Seymour Companies are adequate (determined in accordance with GAAP) and are at least equal to the Seymour Companies' liability for taxes except for reserves for such taxes in the Balance Sheet. The Seymour Companies have not received any proposed tax assessment against the Seymour Companies from any Taxing authority with respect to liabilities for income and other material taxes which have not been fully paid or finally settled. No consent to the application of Section 341(f)(2) of the IRC has been filed with respect to any property or assets held, acquired, or to be acquired by the Seymour Companies. All material taxes that the Seymour Companies are or were required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

     (d) All material Tax Returns filed by the Seymour Companies are true, correct, and complete in all material respects. There is no tax sharing agreement that will require any payment by the Seymour Companies after the date of this Agreement.


     3.11 NO MATERIAL ADVERSE CHANGE

     Since the Balance Sheet Date, there has not been any material adverse change in the business, operations, properties, assets, or condition of the Seymour Companies, and no event has occurred or circumstance exists that would reasonably be expected to result in such a material adverse change.

     3.12 EMPLOYEE BENEFITS

     (a) As used in this Section 3.12, the following terms have the meanings set forth below.

     "COMPANY OTHER BENEFIT OBLIGATION" means an Other Benefit Obligation owed, adopted or followed by the Seymour Companies.

     "COMPANY PLAN" means all Plans which are currently in effect and of which the Seymour Companies or an ERISA Affiliate of the Seymour Companies is a Plan Sponsor, or to which the Seymour Companies otherwise contributes or in which the Seymour Companies otherwise participate. All references to Plans are to Company Plans unless the context requires otherwise.

     "COMPANY VEBA" means a VEBA (hereinafter defined) whose members include employees of the Seymour Companies.

     "ERISA AFFILIATE" means, with respect to the Seymour Companies, any other person that, together with the Seymour Companies, would be treated as a single employer under IRC Section 414.

     "MULTIEMPLOYER PLAN" has the meaning given in ERISA Section  3(37)(A).

     "OTHER BENEFIT OBLIGATIONS" means all material obligations, arrangements, or customary practices to provide benefits, other than salary, as compensation for services rendered, to present or former directors or employees, other than obligations, arrangements, and practices that are Plans. Other Benefit Obligations include consulting agreements under which the compensation paid does not depend upon the amount of service rendered and severance payment policies.

     "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

     "PENSION PLAN" has the meaning given in ERISA Section  3(2)(A).

     "PLAN" has the meaning given in ERISA Section  3(3).

     "PLAN SPONSOR" has the meaning given in ERISA Section  3(16)(B).

     "QUALIFIED PLAN" means any Plan that meets or purports to meet the requirements of IRC Section 401(a).

     "TITLE IV PLANS" means all Pension Plans that are subject to Title IV of ERISA, other than MultiEmployer Plans.

     "VEBA" means a voluntary employees' beneficiary association under IRC
Section  501(c)(9).

     "WELFARE PLAN" has the meaning given in ERISA Section  3(1)(b).

     (b) (i) Part 3.12(b) of the Disclosure Letter contains a complete and accurate list of all Company Plans, Company Other Benefit Obligations, Title IV Plans and Company VEBAs, and identifies as such all Company Plans that are
(A) defined benefit Pension Plans, (B) Qualified Plans, (C) Title IV Plans, or
(D) MultiEmployer Plans.

           (ii) Part 3.12(b) of the Disclosure Letter contains a complete and accurate list of all ERISA Affiliates of Seymour Companies.

           (iii) Part 3.12(b) of the Disclosure Letter sets forth the financial cost of all unpaid obligations currently due and owing under any Company Plan or Company Other Benefit Obligation that is not subject to the disclosure and reporting requirements of ERISA and not otherwise set forth on the Balance Sheet.

     (b) The Seymour Companies have delivered to HPII, or will make available to HPII within ten days of the date of this Agreement:

           (i) all documents that set forth the terms of each Company Plan, Company Other Benefit Obligation, or Company VEBA and of any related trust, including (A) all plan descriptions and summary plan descriptions of Company Plans for which the Seymour Companies are required under Title I of ERISA to prepare, file, and distribute plan descriptions and summary plan descriptions, and (B) all material summaries and descriptions furnished to participants and beneficiaries regarding Company Plans, Company Other Benefit Obligations, and Company VEBAs for which a plan description or summary plan description is not required;

           (ii) all personnel, payroll, and employment manuals;

           (iii) all collective bargaining agreements pursuant to which contributions are being made or obligations are owed (including both pension and welfare benefits) by the Seymour Companies and the ERISA Affiliates of the Seymour Companies.

           (iv) a written description of any Company Plan or Company Other Benefit Obligation that is not otherwise in writing;

           (v) all current insurance policies purchased by or to provide benefits under any Company Plan;

           (vi) all contracts with third party administrators, actuaries, investment managers, consultants, and other independent contractors that materially relate to any Company Plan, Company Other Benefit Obligation, or Company VEBA;

           (vii) the Form 5500 filed in the most recent plan year with respect to each Company Plan, including all schedules thereto and the opinions of independent accountants, if any;

           (viii) all notices that were given by the IRS, the PBGC, or the Department of Labor to the Seymour Companies or any Company Plan within the two years preceding the date of this Agreement;

           (ix) with respect to Qualified Plans and VEBAs, the most recent determination letter for each Plan of the Seymour Companies that is a Qualified Plan; and

           (x) with respect to Title IV Plans, the Form PBGC-1 filed for the most recent plan year.

     (c) Except as set forth in Part 3.12(d) of the Disclosure Letter or except as would not have a material adverse effect:

           (i) The Seymour Companies have performed all of their respective obligations under all Company Plans, Company Other Benefit Obligations, and Company VEBAs.

           (ii) The Seymour Companies, with respect to all Company Plans, Company Other Benefits Obligations, and Company VEBAs, are, and each Company Plan, Company Other Benefit Obligation, and Company VEBA is, in full compliance with ERISA, the IRC, and other applicable Laws including the provisions of such Laws expressly mentioned in this Section 3.12, and with any applicable collective bargaining agreement.

                 (A) No non-exempt transaction prohibited by ERISA Section 406 and no non-exempt "PROHIBITED TRANSACTION" under IRC Section 4975(c) have occurred with respect to any Company Plan.

                 (B) The Seymour Companies have no unpaid liability to the PBGC with respect to the termination of any Plan (other than contributions and premiums to the PBGC) or has any unpaid liability under ERISA Section 502 or Section 4071.

                 (C) All filings required by ERISA and the IRC as to each Plan have been timely filed within the last three (3) years, and all notices and disclosures to participants required by either ERISA or the IRC have been timely provided.

           (iii) Since January 1, 1997, there has been no establishment or amendment of any Company Plan, Company VEBA, or Company Other Benefit Obligation.

           (iv) No event has occurred or circumstance exists that could result in a material increase in premium costs of Company Plans and Company Other Benefit Obligations that are insured, or a material increase in benefit costs of such Plans and Obligations that are self-insured.

           (v) Other than claims for benefits submitted by participants or beneficiaries, no legal proceeding involving, any Company Plan, Company Other Benefit Obligation, or Company VEBA is pending or, to the Majority Shareholder's Knowledge is threatened.

           (vi) Each Qualified Plan of the Seymour Companies has received a favorable determination that is qualified in form under IRC Section 401(a); and that each Company VEBA is exempt from federal income tax.

           (vii) Neither the Seymour Companies nor any ERISA Affiliate of the Seymour Companies has filed a notice of intent to terminate any Plan or has adopted any amendment to treat a Plan as terminated. The PBGC has not instituted proceedings to treat any Company Plan as terminated.

           (viii) No amendment has been made to any Plan that has required the provision of security under ERISA Section 307 or IRC Section 401(a)(29).

           (ix) No accumulated funding deficiency, whether or not waived, exists with respect to any Company Plan;

           (x) Neither the Seymour Companies nor any ERISA Affiliate of the Seymour Companies has withdrawn from any MultiEmployer Plan with respect to which there is any outstanding liability as of the date of this Agreement.

           (xi) Neither the Seymour Companies nor any ERISA Affiliate of the Seymour Companies has received notice from any MultiEmployer Plan that it is in reorganization or is insolvent, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, or that such Plan intends to terminate or has terminated.

           (xii) The Seymour Companies have the right to modify and terminate benefits to retirees (other than pensions) with respect to both retired and active employees.

           (xiii) The consummation of the Contemplated Transactions will not result in the payment, vesting, or acceleration of any Company Plan or other benefit.

     3.13 COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS

     (a) Except as set forth in Part 3.13 of the Disclosure Letter:

           (i) the Seymour Companies are, and at all times have been in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets except where noncompliance would not reasonably be expected to have a material adverse effect on the Seymour Companies; and

           (ii) the Seymour Companies have not received any notice or other communication (whether written or, to the knowledge of the Seymour Companies, oral) from any Governmental Body or any other Person regarding
      (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of the Seymour Companies to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

     (b) Part 3.13 of the Disclosure Letter contains a complete and accurate list of each material Governmental Authorization that is held by the Seymour Companies or that otherwise relates to the business of, or to any of the assets owned or used by, the Seymour Companies. To the Knowledge of the Seymour Companies, each Governmental Authorization listed or required to be listed in
Part 3.13 of the Disclosure Letter is valid and in full force and effect. Except as set forth in Part 3.13 of the Disclosure Letter:

           (i) the Seymour Companies are in all material respects in full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Part 3.13 of the Disclosure Letter;

           (ii) the Seymour Companies have not received, at any time, any notice or other communication (whether written or, to the Knowledge of the Seymour Companies, oral) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible, or potential material: (1) revocation, (2) withdrawal, (3) suspension, (4) cancellation, (5) termination of, or (6) modification to any Governmental Authorization; and

           (iii) to the Knowledge of the Seymour Companies all applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed in Part 3.14 of the Disclosure Letter have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

The Governmental Authorizations listed in Part 3.13 of the Disclosure Letter collectively constitute all of the Governmental Authorizations necessary to permit the Seymour Companies to lawfully conduct and operate their businesses in the manner they currently conduct and operate such businesses and to permit the Seymour Companies to own and use their assets in the manner in which they currently own and use such assets, except for those which individually or in the aggregate would not have a material adverse effect on the Seymour Companies.

     3.14 LEGAL PROCEEDINGS; ORDERS

     (a) There is no pending Proceeding by or against the Seymour Companies that relates to or may affect the business of, or any of the assets owned or used by, the Seymour Companies.

     To the Knowledge of the Seymour Companies, no such Proceeding has been Threatened. If any Proceeding arises prior to Closing, the Seymour Companies will promptly deliver to HPII copies of all pleadings, correspondence, and other documents relating to each Proceeding which shall be listed in Part 3.13 of the Disclosure Letter, provided the Seymour Companies' counsel believes that the delivery of such items to HPII will not waive any privilege.

     (b) (i) there is no Order to which the Seymour Companies, or any of the assets owned or used by the Seymour Companies, is subject;

     (ii) to the Knowledge of the Seymour Companies, no officer or director of the Seymour Companies is subject to any Order that prohibits such officer or director from engaging in or continuing any conduct, activity, or practice relating to the business of the Seymour Companies.

     (iii) the Seymour Companies are in full compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject and where non-compliance would not have a material adverse effect on the Seymour Companies; and

     (iv) the Seymour Companies have received no notice or other communication (whether written or, to the Knowledge of the Seymour Companies, oral) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any law, ordinance or regulation or any term or requirement of any Order to which the Seymour Companies, or any of the assets owned by the Seymour Companies, is or has been subject, which would have a material adverse effect on the Seymour Companies.

     3.15  ABSENCE OF CERTAIN CHANGES AND EVENTS

     Except as set forth in Part 3.15 of the Disclosure Letter or as specifically permitted by this Agreement, since the date of the Balance Sheet, the Seymour Companies have conducted their business only in the Ordinary Course of Business and there has not been any:

           (a) change in the Seymour Companies' authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of the Seymour Companies; issuance of any security convertible into such capital stock; purchase, redemption, retirement, or other acquisition by the Seymour Companies of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

           (b) amendment to the Organizational Documents of the Seymour
      Companies;

           (c) payment or increase by the Seymour Companies of any bonuses, salaries, or other compensation to any stockholder, director, officer, or (except in the Ordinary Course of Business) employee or entry into any employment, severance, or similar Contract with any director, officer, or employee;

           (d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of the Seymour Companies;

           (e) damage to or destruction or loss of any asset or property of the Seymour Companies, whether or not covered by insurance, materially and adversely affecting the properties, assets, business or financial condition of the Seymour Companies, taken as a whole;

           (f) entry into, termination of, or receipt of notice of termination of (i) any material license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) any Contract or transaction involving a total remaining commitment by or to the Seymour Companies of at least $50,000;

           (g) sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any asset or property of the Seymour Companies or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or material property of the Seymour Companies, including the sale, lease, or other disposition of any of the Intellectual Property Assets;

           (h) cancellation or waiver of any claims or rights with a value to the Seymour Companies in excess of $50,000;

           (i) any change in the accounting methods used by the Seymour Companies other than changes requested by HPII; or

           (j) agreement, whether oral or written, by the Seymour Companies to do any of the foregoing.

     3.16 CONTRACTS; NO DEFAULTS

     (a) Part 3.16(a) of the Disclosure Letter contains a complete and accurate list as of the date of this Agreement, and the Seymour Companies have delivered to HPII true and complete copies, of:

           (i) each Applicable Contract that involves performance of services or delivery of goods or materials following the date of this Agreement by the Seymour Companies of an amount or value in excess of $100,000;

           (ii) each Applicable Contract that involves performance of services or delivery of goods or materials to the Seymour Companies following the date of this Agreement of an amount or value in excess of $100,000;

           (iii) each Applicable Contract following the date of this Agreement that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of the Seymour Companies in excess of $50,000;

           (iv) each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Applicable Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $25,000);

           (v) each licensing agreement or other Applicable Contract with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Assets;

           (vi) each collective bargaining agreement and other Applicable Contract to or with any labor union or other employee representative of a group of employees;

           (vii) each joint venture, partnership, and other Applicable Contract (however named) involving a sharing of profits, losses, costs, or liabilities by the Seymour Companies with any other Person;

           (viii) each Applicable Contract containing covenants that in any way purport to restrict the business activity of the Seymour Companies or any Affiliate of the

      Seymour Companies or limit the freedom of the Seymour Companies or any Affiliate of the Seymour Companies to engage in any line of business or to compete with any Person;

           (ix) each Applicable Contract providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods;

           (x) each power of attorney that is currently effective and outstanding;

           (xi) each Applicable Contract for capital expenditures in excess of $50,000;

           (xii) each written warranty, guaranty, and or other similar undertaking with respect to contractual performance extended by the Seymour Companies other than in the Ordinary Course of Business; and

           (xiii) each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

     (b)  Except as set forth in Part 3.16(b) of the Disclosure Letter:

           (i) no Affiliate (other than Affiliates of the Majority Shareholders) of the Seymour Companies has or may acquire any rights under, and no Affiliate (other than Affiliates of the Majority Shareholders) of the Seymour Companies has or is subject to any obligation or liability under, any Contract that relates to the business of, or any of the assets owned or used by, the Seymour Companies; and

           (ii) to the Knowledge of the Seymour Companies, no officer, director, agent, employee, consultant, or contractor of the Seymour Companies is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to (A) engage in or continue any conduct, activity, or practice relating to the business of the Seymour Companies, or (B) assign to the Seymour Companies or to any other Person any rights to any invention, improvement, or discovery.

     (c)  Each material Contract identified or required to be identified in
Part 3.16(a) of the Disclosure Letter is in full force and effect and is valid and enforceable in accordance with its terms.

     (d)  Except as set forth in Part 3.16(d) of the Disclosure Letter:

           (i) the Seymour Companies are, and at all times have been, in material compliance with all applicable terms and requirements of each material Contract under which the Seymour Companies have any obligation or liability or by which the Seymour Companies or any of the assets owned or used by Seymour Companies are bound;

           (ii) to the Knowledge of the Seymour Companies each other Person that has any obligation or liability under any material Contract under which the Seymour Companies have any rights is not in default under any such Contract; and

           (iii) within the past two years, the Seymour Companies have not given to nor received from any other Person, at any time any notice or other communication (whether written or, to the Knowledge of the Seymour Companies, oral) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any material Contract.

     3.17 INSURANCE

     (a) The Seymour Companies have delivered to HPII as of the date of this
Agreement:

           (i) true and complete copies of all policies of insurance to which the Seymour Companies are a party or under which the Seymour Companies, or any director of the Seymour Companies, are covered; and


           (ii) true and complete copies of all pending applications for policies of insurance.

     (b)  Part 3.17(b) of the Disclosure Letter describes:

           (i) any self-insurance arrangement by or affecting the Seymour Companies;

          (ii) any contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk by the Seymour Companies; and

         (iii) all obligations of the Seymour Companies to third parties with respect to insurance (including such obligations under leases and service agreements) and identifies the policy under which such coverage is provided.

     3.18 ENVIRONMENTAL MATTERS

     Except as disclosed in Part 3.18 of the Disclosure Letter:

     (a) The Seymour Companies are in full compliance with, and are not in violation of or liable under, any Environmental Law. Neither the Seymour Companies nor, to the Knowledge of the Seymour Companies, any other Person for whose conduct the Seymour Companies are or may be held to be responsible received since January 1, 1993, any actual or, to the Knowledge of the Seymour Companies, Threatened order, notice, or other communication from (i) any Governmental Body or private citizen acting in the public interest, or (ii) the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or Threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which the Seymour Companies have had an interest, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by the Seymour Companies, or any other Person for whose conduct the Seymour Companies are or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

     (b) There are no pending or, to the Knowledge of the Seymour Companies, Threatened claims, Encumbrances, or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities or any other properties and assets (whether real, personal, or mixed) in which the Seymour Companies have or had an interest.

     (c) The Seymour Companies have no basis to expect, nor have the Seymour Companies or any other Person for whose conduct the Seymour Companies are or may be held responsible, received, any citation, directive, inquiry, notice, Order, summons, warning, or other communication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which the Seymour Companies had an interest, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used, or processed by the Seymour Companies, or any other Person for whose conduct the Seymour Companies are or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

     (d) To the Knowledge of the Seymour Companies, neither the Seymour Companies, nor any other Person for whose conduct Seymour Companies is or may be held responsible, have any Environmental, Health, and Safety Liabilities with respect to the Facilities or with respect to any other properties and assets (whether real, personal, or mixed) in which the Seymour Companies(or any predecessor), have or had an interest, or at any property geologically or hydrologically adjoining the Facilities or any such other property or assets.

     (e) There are no Hazardous Materials present on or in the Environment at the Facilities or, to the Knowledge of the Seymour Companies, at any geologically or hydrologically adjoining property, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Facilities or such adjoining property, or incorporated into any structure therein or thereon. Neither the Seymour Companies nor any other Person for whose conduct the Seymour Companies are or may be held responsible, or to the Knowledge of the Seymour Companies, any other Person, have permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to the Facilities or any other properties or assets (whether real, personal, or mixed) in which the Seymour Companies have or had an interest.

     (f) There has been no Release or, to the Knowledge of the Seymour Companies, Threat of Release, of any Hazardous Materials at or from the Facilities or at any other locations where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by the Facilities, or from or by any other properties and assets (whether real, personal, or mixed) in which the Seymour Companies have or had an interest, or to the Knowledge of the Seymour Companies any geologically or hydrologically adjoining property, whether by the Seymour Companies, or any other Person.

     (g) The Seymour Companies have delivered to HPII true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by the Seymour Companies or others pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance by the Seymour Companies, or any other Person for whose conduct the Seymour Companies is or may be held responsible, with Environmental Laws.

     (h) The Majority Stockholder will in good faith (subject to reimbursement for reasonable out-of-pocket expenses), at the reasonable request of HPII, endeavor to cooperate with respect to the application and enforcement by the Seymour Companies against Lear Seigler of all of the terms, conditions, obligations and covenants arising in connection with the purchase of Housewares by Sales.

     3.19 EMPLOYEES

     (a) Part 3.19 of the Disclosure Letter contains a complete and accurate list as of the date of this Agreement of the following information for each employee earning over $80,000, including on leave of absence or layoff status: name; job title; current compensation paid or payable and any change in compensation since January 1, 1997; vacation accrued; and service credited for purposes of vesting and eligibility to participate under the Seymour Companies' pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, other Employee Pension Benefit Plan or Employee Welfare Benefit Plan, or any other employee benefit plan or any Director Plan.

     (b) To the Knowledge of the Seymour Companies, no employee earning in excess of $80,000 is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee or director and any other Person ("PROPRIETARY RIGHTS AGREEMENT") that in any way adversely affects or would reasonably be expected to affect (i) the performance of his duties as an employee or director of the Seymour Companies, or (ii) the ability of the Seymour Companies to conduct their business, including any Proprietary Rights Agreement with the Seymour Companies or the Seymour Companies by any such employee or director.

     3.20 LABOR RELATIONS; COMPLIANCE

     Other than that certain collective bargaining agreement relating to Seymour Mexico, S.A. de C.V., since January of 1993, the Seymour Companies have not been and are not a party to any collective bargaining or other labor Contract. Since January of 1993, there has not been, there is not presently pending or existing, and to the Knowledge of the Seymour Companies there is not Threatened, (a) any strike, slowdown, picketing, work stoppage, or employee grievance process, (b) any Proceeding against or affecting the Seymour Companies relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, or other labor or employment dispute against or affecting any of the Seymour Companies or their premises, or (c) any application for certification of a collective bargaining agent. There is no lockout of any employees by the Seymour Companies, and no such action is contemplated by the Seymour Companies. To the Knowledge of the Seymour Companies, the Seymour Companies have complied in all material respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing.

     3.21  INTELLECTUAL PROPERTY

     (a) The term "INTELLECTUAL PROPERTY ASSETS" includes:

           (i) the names Seymour Housewares Corporation and Seymour Sales Corporation, all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications (collectively, "MARKS");

           (ii) all patents, patent applications, and inventions and discoveries that may be patentable (collectively, "PATENTS");

           (iii) all copyrights in both published works and unpublished works (collectively, "COPYRIGHTS"); and

           (iv) all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, "TRADE SECRETS"); owned, used, or licensed by the Seymour Companies as licensee or licensor.

     (b) Part 3.21(b) of the Disclosure Letter contains a complete and accurate list including any royalty arrangements, of all Contracts relating to the Intellectual Property Assets to which the Seymour Companies are a party or by which the Seymour Companies are bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a minimal value under which the Seymour Companies are the licensee. There are no outstanding or, to the Knowledge of the Seymour Companies, Threatened disputes with respect to any such agreement.

     (c) (i) The Intellectual Property Assets are all those necessary for the operation of the Seymour Companies' Business as it is currently conducted. Except as set forth in Part 3.21(c) of the Disclosure Letter, the Seymour Companies are the owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, and has the right to use without payment to a third party all of the Intellectual Property Assets.

           (ii) Except as set forth in Part 3.21(c) of the Disclosure Letter, all former and current employees of the Seymour Companies have executed written Contracts with the Seymour Companies that assign to the Seymour Companies all rights to any inventions, improvements, discoveries, or information relating to the business of the Seymour Companies. To the Knowledge of the Seymour Companies, no employee of the Seymour Companies has entered into any Contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his or her work to anyone other than the Seymour Companies.

     (d) (i) Part 3.21(d) of the Disclosure Letter contains a complete and accurate list of all Patents. The Seymour Companies are the owner of all right, title, and interest in and to each of the Patents, free and clear of all liens, security interests, charges, encumbrances, entities, and other adverse claims.

           (ii) All of the issued Patents are currently in compliance with formal legal requirements (including payment of filing, examination, and maintenance fees and proofs of working or use), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date, except as noted as Part 3.21(d) of the Disclosure Letter.

           (iii) No Patent has been or is now involved in any interference, reissue, reexamination, or opposition proceeding. To the Knowledge of the Seymour Companies, there is no potentially interfering patent or patent application of any third party, except as noted as Part 3.21(d) of the Disclosure Letter.

           (iv) No Patent is infringed or has been challenged or threatened in any way. None of the products manufactured and sold, nor any process or know-how used, by the Seymour Companies infringes or is alleged to infringe any patent or other proprietary right of any other Person, except as noted as Part 3.21(d) of the Disclosure Letter.

           (v) All products made, used, or sold under the Patents have been marked with the proper patent notice, except as noted as Part 3.21(d) of the Disclosure Letter.

     (e) (i) To the Knowledge of the Seymour Companies, Part 3.21(e) of Disclosure Letter contains a complete and accurate list and summary description of all Marks. The Seymour Companies are the owner of all right, title, and interest in and to each of the Marks, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

           (ii) To the Knowledge of the Seymour Companies, all Marks that have been registered with the United States Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.

           (iii) To the Knowledge of the Seymour Companies, no Mark has been or is now involved in any opposition, invalidation, or cancellation and, to the Knowledge of the Seymour Companies, no such action is Threatened with the respect to any of the Marks.

           (iv) To the Knowledge of the Seymour Companies, there is no potentially interfering trademark or trademark application of any third party.

           (v) To the Knowledge of the Seymour Companies, no Mark is infringed or has been challenged or threatened in any way. To the knowledge of the Seymour Companies, none of the Marks used by the Seymour Companies infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

           (vi) To the Knowledge of the Seymour Companies, all products and materials containing a Mark bear the proper federal registration notice where permitted by law.

     (f) (i) Part 3.21(f) of the Disclosure Letter contains a complete and accurate list and summary description of all Copyrights. The Seymour Companies are the owner of all right, title, and interest in and to each of the Copyrights, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

           (ii) To the Knowledge of the Seymour Companies, all the Copyrights have been registered and are currently in compliance with formal legal requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the date of Closing.

           (iii) To the Knowledge of the Seymour Companies, no Copyright is infringed or has been challenged or threatened in any way. None of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party.

           (iv) To the Knowledge of the Seymour Companies, all works encompassed by the Copyrights have been marked with the proper copyright notice.

     (g) (i) To the Knowledge of the Seymour Companies, with respect to each Trade Secret, the documentation relating to such Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual.

           (ii) To the Knowledge of the Seymour Companies, the Seymour Companies have taken all reasonable precautions to protect the secrecy, confidentiality, and value of their Trade Secrets.

           (iii) To the Knowledge of the Seymour Companies, the Seymour Companies have good title and an absolute right to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, and have not been used, divulged, or appropriated either for the benefit of any Person (other than one or more of the Seymour Companies) or to the detriment of the Seymour Companies. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

     3.22 CUSTOMERS AND SUPPLIERS

     (a) Part 3.22 of the Disclosure Letter contains a complete and accurate list as of the date of this Agreement of:

           (i) the 25 largest customers of the Seymour Companies in terms of sales, and the amount of such sales to each such customer, during the last fiscal year, and

           (ii) the 15 largest suppliers of the Seymour Companies in terms of purchases, and the amount of such purchases from each such Supplier, during the last fiscal year.

     (b) As of the date of this Agreement, the aggregate of all accepted and unfilled orders for the sale of goods by the Seymour Companies does not exceed $250,000, and the aggregate of all commitments for the purchase of supplies by the Seymour Companies does not exceed $100,000.

     (c) (i) As of the date of this Agreement, there exists no actual or, to the Knowledge of the Seymour Companies, threatened termination or cancellation of the business relationship of the Seymour Companies with any customer or group of customers which individually or in the aggregate would reasonably be expected to have a material adverse effect on the Seymour Companies;

           (ii) As of the date of this Agreement, there has been no notice (written, or to the knowledge of the Seymour Companies, oral) from any of the fifteen largest suppliers to the Seymour Companies that such supplier will not continue to make deliveries on the same price, quality and delivery terms and conditions consistent with past practices of such suppliers;

           (iii) As of the date of this Agreement, there are no pending claims against the Seymour Companies to return merchandise by reason of alleged overshipments, defective merchandise or otherwise, in excess of $50,000;

           (iv) There is no merchandise in the hands of customers under an understanding that such merchandise would be returned; and

           (v) If after the date of this Agreement, the Seymour Companies receive notice of any claims against the Seymour Companies to return merchandise by reason of alleged overshipments, defective merchandise or otherwise in excess of $50,000, the Seymour Companies will use their reasonable best efforts to so notify HPII thereof promptly.

     3.23  CERTAIN PAYMENTS

To the Knowledge of the Seymour Companies, neither the Seymour Companies nor any director, officer, or employee of Seymour Companies, have directly or indirectly made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other similar payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, or (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Seymour Companies or any Affiliate of the Seymour Companies.

     3.24 RELATIONSHIPS WITH RELATED PERSONS

     Neither the Seymour Companies nor, to the Knowledge of the Seymour Companies, any Affiliate of the Seymour Companies, has any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the Seymour Companies' businesses. Neither Seymour Companies nor, to the Knowledge of the Seymour Companies, any Affiliate of the Seymour Companies owns (of record or as a beneficial owner) a twenty percent (20%) interest or any other financial or profit interest in, a Person that has
(i) has business dealings or a material financial interest in any transaction with the Seymour Companies or (ii) engages in competition with the Seymour Companies with respect to any material line of the products or services of the Seymour Companies in any market presently served by the Seymour Companies. Except as set forth in Part 3.24 of the Disclosure Letter, no Affiliate of the Seymour Companies is a party to any Contract with, or has any claim or right against, the Seymour Companies.


     3.A  REPRESENTATIONS AND WARRANTIES OF THE MAJORITY SHAREHOLDER

     The Majority Shareholder represents and warrants to HPII, effective as of November 14, 1997, the following:

     3.A1  AUTHORITY; NO CONFLICT

     (a) This Agreement constitutes the legal, valid, and binding obligation of the Majority Shareholder, enforceable against the Majority Shareholder in accordance with its terms. The Majority Shareholder has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and to perform its obligations under this Agreement.

     (b) Except as set forth in Part 3A.1 of the Disclosure Letter, neither the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

           (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of the Majority Shareholder, or
      (B) any resolution adopted by the board of directors of the stockholders of the Majority Shareholder;

           (ii) in any material respect, contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Majority Shareholder, or any of the assets owned or used by it, may be subject;

           (iii) in any material respect, contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Majority Shareholder or that otherwise relates to the business of, or any of the assets owned or used by the Majority Shareholder.

Except as set forth in Part 3A.1 of the Disclosure Letter, the Majority Shareholder will not be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

     3A.2  RELATIONSHIPS WITH AFFILIATES

     To the Knowledge of the Majority Shareholder, it has no interest in any property (whether real, personal, or mixed and whether tangible or intangible) used in the Seymour Companies' businesses (other than its ownership of equity of the Seymour Companies). The Majority Shareholder does not have (i) business dealings or a material financial interest in any transaction with the Seymour Companies (other than its ownership of equity of the Seymour Companies) or (ii) engage in competition with the Seymour Companies with respect to ironing board and ironing board accessory products. Except as set forth in Part 3A.2 of the Disclosure Letter, the Majority Shareholder is not a party to any Contract with, and does not have any claim or right against, the Seymour Companies.


     3A.3  BROKERS OR FINDERS

     The Majority Shareholder will indemnify and hold HPII harmless from the payment of any obligation incurred by the Seymour Companies for brokerage and/or investment banking fees in connection with this Agreement.

     3A.4  LEGAL PROCEEDINGS

     There is no pending Proceeding that has been commenced by or against the Majority Shareholder that relates to or may affect the business of, or any of the assets owned or used by the Seymour Companies. To the knowledge of the Majority Shareholder, no such Proceeding has been Threatened. If any Proceeding arises prior to Closing, the Majority Shareholder will promptly deliver to HPII copies of all pleadings, correspondence, and other documents relating to each Proceeding which shall be listed in Part 3A.4 of the Disclosure Letter, provided the Majority Shareholder's counsel believes that the delivery of such items to HPII will not waive any privilege.

4. REPRESENTATIONS AND WARRANTIES OF HPII

     HPII represents and warrants to the Seymour Companies as follows:

     4.1 ORGANIZATION AND GOOD STANDING

     HPII is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to use and own or use. HPII is authorized to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, would reasonably be expected to require such qualification, except where the failure to so qualify would not have a material adverse effect on HPII or its business.

     4.2 AUTHORITY; NO CONFLICT

     (a) This Agreement constitutes the legal, valid, and binding obligation of HPII, enforceable against HPII in accordance with its terms. HPII has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

     (b) Except as set forth in Schedule 4.2, neither the execution and delivery of this Agreement by HPII nor the consummation or performance of any of the Contemplated Transactions by HPII will directly or indirectly (with or without notice or lapse of time):

           (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of HPII, or (B) any resolution adopted by the board of directors or the stockholders of HPII;

           (ii) in any material respect, contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which HPII, or any of the assets owned or used by HPII, may be subject;

           (iii) in any material respect, contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by HPII or that otherwise relates to the business of, or any of the assets owned or used by, HPII; or

           (iv) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract.

     Except as set forth in Schedule 4.2, HPII is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

     4.3 CAPITALIZATION; HPI SHARES

     The authorized equity securities of HPII consist of 15,000,000 shares of common stock, .01 par value per share, of which 6,847,922 shares are issued and outstanding, and 500,000 shares of preferred stock, of which no shares are issued and outstanding. All of the outstanding equity securities of HPII have been duly authorized and validly issued and are fully paid and nonassessable. None of the outstanding equity securities or other securities of HPII was issued in violation of the Securities Act or any other Legal Requirement. The HPI Shares to be issued pursuant to Section 2.5(b) will be fully paid and non-assessable, free and clear of all liens, claims and encumbrances.

     4.4 FINANCIAL STATEMENTS

     HPII has delivered to Seymour Companies an audited balance sheet of HPII as of December 31, 1996 ("BALANCE SHEET") and the related audited statements of income, for the fiscal year then ended, including the notes thereto. Such financial statements and notes fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of HPII as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP; the financial statements referred to in this Section 4.4 reflect the consistent application of such accounting principles throughout the periods involved.

     4.5 TAXES

     (a) HPII has filed or caused to be filed all Tax Returns that are or were required to be filed by or with respect to it, pursuant to applicable Legal Requirements. HPII has paid, or made provision for the payment of, all taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by HPII, except such taxes, if any, as are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in HPII's financial statements.

     (b) The United States federal and state income Tax Returns of HPII subject to such taxes have been audited by the IRS or relevant state tax authorities or are closed by the applicable statute of limitations for all taxable years through 1993.

     (c) The charges, accruals, and reserves with respect to taxes on the books of HPII are adequate (determined in accordance with GAAP) and are at least equal to HPII's liability for taxes. There exists no proposed tax assessment against HPII. No consent to the application of Section 341(f)(2) of the IRC has been filed with respect to any property or assets held, acquired, or to be acquired by HPII. All taxes that HPII are or were required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

     (d) All Tax Returns filed by HPII are true, correct, and complete. There is no tax sharing agreement that will require any payment by HPII after the date of this Agreement.

     4.6 NO MATERIAL ADVERSE CHANGE

     Since December 31, 1996, there has not been any material adverse change in the business, operations, properties, assets, or condition of HPII, and no event has occurred or circumstance exists that would reasonably be expected to result in such a material adverse change.

     4.7 COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS

     Except as set forth in Schedule 4.7:

           (i) HPII is in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets except where noncompliance would not reasonably be expected to have a material adverse effect on HPII;

           (ii) no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by HPII of, or a failure on the part of HPII to comply with, any Legal Requirement, or (B) may give rise to any obligation on the part of HPII to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

           (iii) HPII has not received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of HPII to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

     4.8  LEGAL PROCEEDINGS; ORDERS

     (a) There is no pending Proceeding that has been commenced by or against HPII or to HPII's Knowledge that otherwise relates to or may affect the business of, or any of the assets owned or used by, HPII.

     To HPII's Knowledge, no such Proceeding has been Threatened.

     (b) (i) there is no Order to which HPII, or any of the assets owned or used by HPII, is subject;

           (ii) to HPII's Knowledge no officer or director of HPII is subject to any Order that prohibits such officer or director from engaging in or continuing any conduct, activity, or practice relating to the business of the Seymour Companies.

           (iii) HPII is in full compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject;

           (iv) no event has occurred or to HPII's Knowledge circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which HPII, or any of the assets owned or used by HPII, is subject and which would have a material adverse effect on HPII; and

           (v) HPII has received no notice or other communication (whether written or, to HPII's Knowledge, oral) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any law, ordinance or regulation or any term or requirement of any Order to which HPII, or any of the assets owned by HPII, is or has been subject, which would have a material adverse effect on HPII.

     4.9 CERTAIN PROCEEDINGS

     There is no pending Proceeding that has been commenced against HPII and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To HPII's Knowledge, no such Proceeding has been Threatened.

     4.10 BROKERS OR FINDERS

     HPII will indemnify and hold the shareholders of the Seymour Companies harmless from the payment of any obligation for brokerage and/or investment banking fees incurred by HPII in connection with this Agreement.


5. COVENANTS OF THE ACQUIRED COMPANIES PRIOR TO CLOSING DATE

     5.1 ACCESS AND INVESTIGATION

     Between the date of this Agreement and the Closing Date, the Seymour Companies will, and will cause its Representatives to, (a) afford HPII and its Representatives and prospective lenders and their Representatives (collectively, "HPII'S ADVISORS") full and free access during normal business hours, upon reasonable notice, so as not to interfere with the normal business operations, to the Seymour Companies' personnel, properties (including subsurface testing), contracts, books and records, and other documents and data, (b) furnish HPII and HPII's Advisors with copies of all such contracts, books and records, and other existing documents and data as HPII may reasonably request, and (c) furnish HPII and HPII's Advisors with such additional financial, operating, and other data and information as HPII may reasonably request.

     5.2  OPERATION OF THE BUSINESS OF THE ACQUIRED COMPANIES

     Between the date of this Agreement and the Closing Date, the Seymour Companies will:

     (a) except as otherwise required or permitted by this Agreement conduct its business only in the Ordinary Course of Business;

     (b) use its reasonable best efforts to preserve intact the current business organization of the Seymour Companies, keep available the services of the current officers, employees, and agents of the Seymour Companies, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with the Seymour Companies;

     (c) reasonably confer with HPII concerning operational matters of a material nature; and

     (d) upon reasonable request, otherwise report to HPII concerning the status of the business, operations, and finances of the Seymour Companies.

     5.3  NEGATIVE COVENANT

     Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, the Seymour Companies will not, and will cause the Seymour Companies not to, without the prior consent of HPII, take any affirmative action, or fail to take any reasonable action within their or its control, as a result of which any of the changes or events listed in
Section 3.15 is likely to occur.

     5.4  REQUIRED APPROVALS

     As promptly as practicable after the date of this Agreement, the Seymour Companies will make all filings required by Legal Requirements to be made by them in order to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, the Seymour Companies will cooperate with HPII with respect to all filings that HPII elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions and in obtaining all consents identified in Schedule 4.2.

     5.5  SHAREHOLDER APPROVAL

     The Majority Shareholder agrees to vote its shares of Sales in favor of the Contemplated Transaction, and to take whatever action as is necessary to obtain the necessary shareholder and director approval of the Contemplated Transaction. In the event any shareholder of Sales exercises dissenter's rights in connection with the Merger, or if, as of the Closing Date such shareholder did not receive notice in the required time period and in the proper manner for exercising dissenter's rights as provided by Section 262 of the Delaware General Corporation Law, then Seymour Companies and HPII shall jointly determine a reasonable amount of cash ("CASH ESCROW") to be deposited into the Escrow to secure payment to such dissenters, which amount shall be a reduction of the Cash Consideration.

     5.6  NOTIFICATION AND RIGHTS OF HPII

     (a) Between the date of this Agreement and the Closing Date, the Majority Shareholder and the Seymour Companies will endeavor in good faith to promptly notify HPII in writing if the Majority Shareholder or the Seymour Companies becomes aware of any fact or condition that causes or constitutes a breach of any of the Majority Shareholder's or the Seymour Companies' representations and warranties as of the date of this Agreement, or if the Majority Shareholder or the Seymour Companies become aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition ("Notification of Breach"). Should any such fact or condition require any change in the Disclosure Letter if the Disclosure Letter were dated the date of the occurrence or discovery of any such fact or condition, the Seymour Companies will promptly deliver to HPII a supplement to the Disclosure Letter specifying such change ("Supplemental Disclosure Letter"). During the same period, the Majority Shareholder and the Seymour Companies will endeavor to promptly notify HPII of the occurrence of any breach of any covenant of the Majority Shareholder or the Seymour Companies in this Section 5 or of the occurrence of any event that may make the satisfaction of the conditions in Section 7 impossible or unlikely.

     (b) In the event of circumstances which would necessitate a Supplemental Disclosure Letter, HPII may elect to terminate this Agreement by notice given within 10 days of receipt of such Supplemental Disclosure Letter.

     5.7  PAYMENT OF INDEBTEDNESS BY RELATED PERSONS

     Except as expressly provided in this Agreement, the Seymour Companies will cause all indebtedness owed to the Seymour Companies by any of their officers, directors or shareholders or any Related Person of any such person to be paid in full prior to Closing.

     5.8  NO NEGOTIATION

     Until such time, if any, as this Agreement is terminated pursuant to
Section 9, the Seymour Companies will not, and will cause each of its Representatives not to, directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than HPII) relating to any transaction involving the sale or disposition of the business or assets (other than in the Ordinary Course of Business) of the Seymour Companies, or any of the capital stock of the Seymour Companies, or any merger, consolidation, business combination, or similar transaction involving the Seymour Companies.

     5.9  REASONABLE BEST EFFORTS

     Between the date of this Agreement and the Closing Date, the Seymour Companies will use its reasonable best efforts to cause the conditions in Sections 7 and 8 to be satisfied.

6. COVENANTS OF HPII PRIOR TO CLOSING DATE

     6.1  ACCESS AND INVESTIGATION

     Between the date of this Agreement and the Closing Date, HPII will, and will cause its Representatives to, (a) afford the Seymour Companies and their Representatives and prospective lenders and their Representatives (collectively, " THE SEYMOUR COMPANIES' ADVISORS") access during normal business hours, upon reasonable notice so as not to interfere with the normal business operations, to HPII's personnel, properties, contracts, books and records, and other documents and data, (b) furnish the Seymour Companies and the Seymour Companies' Advisors with copies of all such contracts, books and records, and other existing documents and data as the Seymour Companies may reasonably request, and (c) furnish the Seymour Companies and the Seymour Companies' Advisors with such additional financial, operating, and other data and information as the Seymour Companies may reasonably request.

     6.2 OPERATION OF BUSINESS OF HPII

     (a) Between the date of this Agreement and the Closing Date, HPII will:

           (i) conduct its business only in the Ordinary Course of Business;

           (ii) use its reasonable best efforts to preserve intact the current business organization of HPII, keep available the services of the current officers, employees, and agents of HPII, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with HPII.

     (b) Between the date of this Agreement and the Closing Date, HPII will not;

           (i) (a) redeem or retire any shares of HPII's capital stock; (b) declare or pay any dividend or other distribution or payment in respect to the shares of HPII's capital stock; or (c) set a record date prior to Closing for the actions described in this subsection (b)(i) (a) and (b)

           (ii) take any action not in the Ordinary Course of Business which could reasonably be expected to influence the trading price of HPII's stock to increase to a price greater than $16 per share.

     6.3  APPROVALS OF GOVERNMENTAL BODIES

     As promptly as practicable after the date of this Agreement, HPII will, and will cause each of its Affiliates to, make all filings required by Legal Requirements to be made by them to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, HPII will, and will cause each of its Affiliates to, cooperate with the Seymour Companies with respect to all filings that the Seymour Companies are required by Legal Requirements to make in connection with the Contemplated Transactions, and (ii) cooperate with the Seymour Companies in obtaining all consents identified in
Part 3.2 of the Disclosure Letter; provided that this Agreement will not require HPII to dispose of or make any change in any portion of its business or to incur any other burden to obtain a Governmental Authorization.

     6.4  REGISTRATION STATEMENT

     As soon as practicable after the Closing, HPII will: (a) prepare and file a Form S-3 registration statement with the Securities and Exchange Commission for the purpose of registering for sale all of the HPII Shares and (b) use its best efforts to promptly cause such registration statement to become effective. HPII shall pay all costs and expenses with respect to such registration, including but not limited to state and federal filing fees, NASD fees, printing charges and professional fees.

     6.5  OFFER OF CONTINUED EMPLOYMENT

     Effective as of the Closing Date, the Surviving Corporation shall offer continued employment to all Seymour Company employees, including those on disability leave or other leave of absence. HPII shall honor all contractual agreements with employees as of the date hereof.

     Effective as of the Closing Date and continuing for a period of at least one (1) year, and so long as such Seymour Company employees remain employees of the Seymour Companies for such period, HPII or the Surviving Corporation shall offer such benefits that, in the aggregate, generally equate to those benefits offered to similarly situated employees of HPII.

     6.6  BENEFITS TO EMPLOYEES

     To the extent that retained employees of Seymour and its Subsidiaries become eligible to participate in Welfare Plans sponsored by HPII and its Subsidiaries, HPII shall, only to the extent required by any applicable Legal Requirement, (i) waive all limitations as to pre-existing condition exclusions and waiting periods with respect to participation and coverage requirements applicable to such employees and their respective dependents under any such Welfare Plans that such employees and dependents may be eligible to participate in, effective on or after the Closing Date; and (ii) provide each such employee or dependent with credit for any co-payments and deductibles paid prior to the Closing Date in respect of the Welfare Plan in progress at the time such participation begins in satisfying any applicable co-payment, deductible or out-of-pocket requirement under any analogous welfare plan in which such employees or dependents are eligible to participate on or after the Closing Date.

     6.7  BEST EFFORTS

     Except as set forth in the proviso to Section 6.1, between the date of this Agreement and the Closing Date, HPII will use its Best Efforts to cause the conditions in Sections 7 and 8 to be satisfied.

7.  CONDITIONS PRECEDENT TO HPII'S OBLIGATION TO CLOSE

     HPII's obligation to merge and to take the other actions required to be taken by HPII at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by HPII, in whole or in part):

     7.1  ACCURACY OF REPRESENTATIONS

     All of the representations and warranties of the Majority Shareholder and the Seymour Companies in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date, giving effect to any Supplemental Disclosure Letter.

     7.2 ACQUIRED COMPANY'S PERFORMANCE

     (a) All of the covenants and obligations that the Seymour Companies are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

     (b) Each document required to be delivered pursuant to Section 2.8 must have been delivered and each of the other covenants and obligations of Section
5.4 must have been performed and complied with in all material respects.

     7.3  CONSENTS

     Each of the Consents identified in Part 3.2 of the Disclosure Letter and each Consent identified in Schedule 4.2 must have been obtained and must be in full force and effect.

     7.4  ADDITIONAL DOCUMENTS

     Each of the following documents must have been delivered to HPII:

     (a) an opinion of counsel for the Seymour Companies, dated the Closing Date, in the form of Exhibit 7.4(a) to be attached hereto in form and substance reasonably acceptable to counsel for HPII;

     (b) resignations of all of the Seymour Companies' appointees from their respective positions as officers and directors of the Seymour Companies and as Trustees of any Plan, as requested by the Seymour Companies; and

     (c) such other documents as HPII may reasonably request for the purpose of
(i) enabling its counsel to provide the opinion referred to in Section 8.3(a),
(ii) evidencing the accuracy of any of the Seymour Companies' and the Majority Shareholder's representations and warranties, (iii) evidencing the performance by the Majority Shareholder and Seymour Companies of, or the compliance by the Majority Shareholder and Seymour Companies with, any covenant or obligation required to be performed or complied with by the Majority Shareholder and Seymour Companies, (iv) evidencing the satisfaction of any condition referred to in this Section 7, or (v) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.

     7.5  NO PROCEEDINGS

     Since the date of this Agreement, there must not have been commenced or Threatened against HPII, or against any Person affiliated with HPII, any
Proceeding: (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering in any material respect with any of the Contemplated Transactions, which in the reasonable opinion of HPII's counsel has a reasonable expectation of succeeding and causing a material adverse effect on HPII.

     7.6  MATERIAL CHANGE

     Between the date of this Agreement and the Closing, there shall not be a material adverse change in the assets, condition (financial or otherwise), or properties of the Seymour Companies or the Seymour Companies' businesses or event or condition which would reasonably be expected to have such a material adverse change. There also shall not have occurred any legislation have been enacted which materially and adversely affects the Seymour Companies.

     7.7  RESTRICTIONS ON SALE OF HPI SHARES

     HPII receives from the Majority Shareholder, a duly executed Standstill and Lock-Up Agreement (the "Lock-Up Agreement") in the form to be attached to this Agreement.

8. CONDITIONS PRECEDENT TO THE SEYMOUR COMPANIES' OBLIGATION TO CLOSE

     The Seymour Companies' obligation to merge and to take the other actions required to be taken by the Seymour Companies at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Seymour Companies, in whole or in part):

     8.1  ACCURACY OF REPRESENTATIONS

     All of HPII's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

     8.2  HPII'S PERFORMANCE

     (a) All of the covenants and obligations that HPII is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects.

     (b) Each document required to be delivered by HPII pursuant to Section 2.8 must have been delivered and each of the other covenants and obligations in
Section 6.3 must have been performed and complied with in all material respects; and

     (c) HPII must have paid the Merger Consideration.

     8.3  ADDITIONAL DOCUMENTS

     HPII must have caused the following documents to be delivered to the Seymour Companies:

     (a) an opinion of Much Shelist Freed Denenberg Ament Bell & Rubenstein, P.C., dated the Closing Date, in the form of Exhibit 8.3(a) to be attached hereto, in form and substance reasonably acceptable to counsel for the Seymour Companies; and

     (b) such other documents as the Seymour Companies may reasonably request for the purpose of (i) enabling their counsel to provide the opinion referred to in Section 7.4(a), (ii) evidencing the accuracy of any representation or warranty of HPII, (iii) evidencing the performance by HPII of, or the compliance by HPII with, any covenant or obligation required to be performed or complied with by HPII, (iv) evidencing the satisfaction of any condition referred to in this Section 8, or (v) otherwise facilitating the consummation of any of the Contemplated Transactions.

     8.4  NO INJUNCTION

     There must not be in effect any Legal Requirement or any injunction or other Order that (a) prohibits the contemplated transactions, and (b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement; provided however that the parties agree to employ reasonable effort to challenge such Legal Requirement, injunction or other Order.

     8.5  APPOINTMENT OF DIRECTORS

     HPII shall cause Stephen P. Murray to be appointed to the Board of Directors of HPII and use its best effort to cause to have him elected at the next Annual Meeting of HPII Shareholders (including designating him on the Board's slate of nominees for election at that time) for a three-year term, and use its best efforts to cause Joseph Gantz to be elected to the Board of Directors of HPII at the next Annual Meeting of HPII Shareholders, provided, however, at no time shall HPII be obligated to appoint such directors if such appointment shall cause more than two HPII directors to be present or former shareholders, officers or directors of the Majority Shareholder or the Seymour Companies.

9. TERMINATION

     9.1  TERMINATION EVENTS

     This Agreement may, by notice given prior to or at the Closing, be terminated:

     (a) by either HPII or the Seymour Companies if a material Breach of any material provision of this Agreement has been committed by the other party and such Breach has not been (i) cured within thirty (30) days of notice thereof; or (ii) waived;

     (b) (i) by HPII if any of the conditions in Section 7 has not been satisfied prior to the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of HPII to comply with its obligations under this Agreement) and HPII has not waived such condition on or before the Closing Date; or (ii) by the Seymour Companies, if any of the conditions in Section 8 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of the Seymour Companies to comply with their obligations under this Agreement) and the Seymour Companies have not waived such condition on or before the Closing Date;

     (c) by HPII or the Seymour Companies if the Closing does not occur on or before February 28, 1998, unless the Closing does not occur as a result of the fault of the party seeking termination; or

     (d) by mutual consent of HPII and the Seymour Companies.

     9.2  EFFECT OF TERMINATION

     Each party's right of termination under Section 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Sections 5.6(b) or 9.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 11.1 and 11.3 will survive. However, if this Agreement is terminated by a party because of the material breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its material obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

10. INDEMNIFICATION; REMEDIES; RELEASE

     10.1  SURVIVAL

     All representations, warranties, covenants, and obligations in this Agreement, the Disclosure Letter, the supplements to the Disclosure Letter, the certificate delivered pursuant to Section 2.8(a)(iii), and any other certificate or document delivered pursuant to this Agreement will survive the Closing.

     10.2  INDEMNIFICATION

     (a) If the Closing occurs, HPII and its Representatives (collectively, the "INDEMNIFIED PERSONS") shall be entitled to indemnification for and shall be held harmless from and against the amount of, any loss, liability, claim, damage (including incidental damages) or expense (including costs of investigation and defense and reasonable attorneys' fees), but excluding lost profits and consequential damages (and, with respect to claims relating to environmental matters, costs of cleanup, containment or other remediation), whether or not involving a third-party claim (collectively, "DAMAGES"), arising, directly or indirectly, from or in connection with:

           (i) any breach of any representation or warranty made by the Majority Shareholder or the Seymour Companies in this Agreement, the Disclosure Letter, any Supplemental Disclosure Letter, or any other certificate or document delivered by the Majority Shareholder or the Seymour Companies pursuant to this Agreement;

           (ii) any Breach by the Majority Shareholder or the Seymour Companies of any covenant or obligation of the Seymour Companies or the Majority Shareholder in this Agreement; or

           (iii) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with the Seymour Companies (or any Person acting on its behalf) in connection with any of the Contemplated Transactions.

     Notwithstanding anything to the contrary contained in this Agreement: (a) the sole source of recourse and payment for Damages for any claim pursuant to
Section 10.2(a) hereof shall be a claim against the Escrowed Shares while such shares are held in escrow pursuant to the Escrow Agreement; (b) following release and distribution of the Escrowed Shares from escrow to the security holders of Sales, any indemnification claims pursuant to Section 10.2(a) may be made against any and all such holders (in accordance with this Section 10) who or which receive Escrowed Shares upon distribution thereof, subject to the following: (i) no claim for indemnification pursuant to Section 10.2(a) may be made against any holder for an amount which, when taken together with the aggregate amount of all other claims for indemnification pursuant to such Section against such holder following distribution of the Escrowed Shares to such holder, would exceed the product of (A) $13.50 and (2) the number of Escrowed Shares distributed to such holder from the escrow; and (ii) no security holder of Sales shall be responsible for any Damages in connection with any claim for indemnification in an amount in excess of such holder's Pro Rata Share ("Pro Rata Share" shall mean the percentage of the total number of Escrowed Shares distributed from the escrow to the security holders of Sales received by such security holder); and
(c) no claim for indemnification pursuant to this Section 10.2 may be made until HPII has suffered aggregate Damages by reason of all such Breaches of Five Hundred Thousand ($500,000.00) Dollars (the "DAMAGE THRESHOLD"). The indemnification obligation described herein will only extend to those Damages in excess of the Damage Threshold.

     The certificates representing the Escrowed Shares released from escrow shall bear a legend stating that such shares are subject to Section 10 of this Agreement.

     (b) The Lock-Up Agreements to be executed on the Closing Date and all terms and conditions thereunder shall not be governed by the terms and provisions of this Agreement. Any and all remedies to which HPII may be entitled under such Lock-Up Agreements, including, without limitation, any indemnification to which HPII may be entitled for any breaches thereunder shall not be governed by the terms of this Agreement (including but not limited to the indemnification restrictions set forth in Section 10.2(a) hereof).

     10.3  INDEMNIFICATION AND PAYMENT OF DAMAGES BY HPII

     HPII will indemnify and hold harmless the Majority Shareholder, and will pay to the Majority Shareholder the amount of any Damages arising, directly or indirectly from or in connection with (a) any breach of any representation or warranty made by HPII in this Agreement or in any certificate delivered by HPII pursuant to this Agreement, (b) any breach by HPII of any covenant or obligation of HPII in this Agreement, or (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with HPII (or any Person acting on its behalf) in connection with any of the Contemplated Transactions. Notwithstanding the foregoing, HPII will not have any obligation pursuant to this Section 10.3 until the Majority Shareholder has suffered Damages by reason of all such Breaches of Five Hundred Thousand Dollars ($500,000) ("DAMAGE THRESHOLD"). HPII's indemnification obligation will only extend to those Damages in excess of the Damage threshold.

     10.4  TIME LIMITATIONS

     If the Closing occurs, there will be no liability (for indemnification or otherwise) with respect to any representation or warranty by the Seymour Companies or the Majority Shareholder prior to or on the Closing Date, other than those in Sections 3.2, 3.6, 3.10, 3.12 and 3.18, unless on or before December 31, 1998 HPII notifies the Majority Shareholder of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by HPII. A claim with respect to Section 3.18 may be made at any time prior to December 31, 2005. A claim with respect to Sections 3.2, 3.6 and 3.12 may be made at any time prior to December 31, 2000. A claim with respect to Sections 3.10, 10.2(b) and 3A.3 may be made at any time during the applicable statute of limitations.

     10.5  PROCEDURE FOR INDEMNIFICATION--THIRD PARTY CLAIMS

     (a) Promptly after receipt by an indemnified party under Section 10.2 or 10.3, of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except and only to the extent that the indemnifying party demonstrates that the defense of such action is materially prejudiced by the indemnifying party's failure to give such notice.

     (b) If any Proceeding referred to in Section 10.5(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will be entitled to participate in such Proceeding and, to the extent that it wishes (unless the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate), to assume the defense of such Proceeding with counsel reasonably satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Section 10 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding, (i) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent (not to be unreasonably withheld) unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (ii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within thirty (30) days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party (provided that no settlement may be effected without the indemnifying party's prior consent (which consent shall not be unreasonably withheld or delayed)).

     (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party and subject to the indemnifying party's right to participate, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

     (d) The parties agree to treat any indemnity payment made pursuant to this Agreement as an adjustment to the Merger Consideration for federal, state, local and foreign tax purposes.

     10.6  ESCROW TO SECURE SEYMOUR COMPANIES' OBLIGATIONS

     As noted in Section 10.2 hereof, in the event that HPII is entitled to indemnification pursuant to this Section 10, it shall be entitled to make a claim to be satisfied by the Escrowed Shares held in the Escrow pursuant to the Escrow Agreement as set forth in Exhibit 2.8(c) to be attached hereto. The indemnification obligation, pursuant to this Section 10 shall be limited to the assets held in the Escrow.

     10.7  RELEASE

     The Majority Shareholder waives any claim which it may have against the Seymour Companies as a result of payment pursuant to its indemnification obligation in this Agreement, including as a result of a breach of any representation or warranty by the Seymour Companies or the Majority Shareholder.


11. GENERAL PROVISIONS

     11.1  EXPENSES

     Except as otherwise expressly provided in this Agreement, each of (i) HPII and (ii) the Majority Shareholder (for itself and the Seymour Companies) will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

     11.2  PUBLIC ANNOUNCEMENTS

     Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as HPII and the Majority Shareholder, jointly determine, unless, HPII reasonably believes it is required by Legal Requirements, including but not limited to, the rules and requirements of the National Association of Securities Dealers and the Securities Exchange Commission. Unless consented to by HPII in advance or required by Legal Requirements, prior to the Closing the Seymour Companies and the Majority Shareholder shall keep the terms and conditions of this Agreement strictly confidential and may not make any disclosure of the terms and conditions of this Agreement to any Person. the Seymour Companies and HPII will consult with each other concerning the means by which the Seymour Companies' employees, customers, and suppliers and others having dealings with the Seymour Companies will be informed of the Contemplated Transactions, and HPII will have the right to be present for any such communication to the extent practicable.

     11.3  CONFIDENTIALITY

     Between the date of this Agreement and the Closing Date, HPII and the Seymour Companies will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of HPII and the Seymour Companies to maintain in confidence, any written, oral, or other information obtained in confidence from another party or the Seymour Companies in connection with this Agreement or the Contemplated Transactions, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available other than through a violation of the confidentiality provisions requested by the party. through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions, or (c) the furnishing or use of such information is required in connection with the law or legal proceedings.

     If the Contemplated Transactions are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request.

     11.4  NOTICES

     All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when
(a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a confirming copy is mailed by certified or registered mail, return receipt requested, or
(c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):


If to the Seymour Companies:

     Seymour Housewares Corporation
     885 North Chestnut Street
     Seymour, Indiana  47274
     Attention:  Stephen Brian
     Facsimile No.:  912-523-2258

     with a copy to:
     Simpson Thacher & Bartlett
     425 Lexington Avenue
     New York, NY  10017-3954
     Attention:  William E. Curbow
     Facsimile No.:  212-455-2502

If to HPII:

     Home Products International, Inc.
     4501 West 47th Street
     Chicago, Illinois 60632
     Attention:  James R. Tennant
     Facsimile No.:  773-890-0523

     with a copy to:

     Much Shelist Freed Denenberg Ament Bell &
     Rubenstein, P.C.
     200 North La Salle Street, Suite  2100
     Chicago, IL  60601
     Attention:  Jeffrey C. Rubenstein
     Facsimile No.:  312-621-1750

If to the Majority Shareholder:

     Chase Manhattan Investment Holdings, Inc.
     380 Madison Avenue
     12th Floor
     New York, NY 10017
     Attention: Stephen P. Murray
     Facsimile No.:  212-622-3755

     11.5  FURTHER ASSURANCES

     The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and
(c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

     11.6  WAIVER

     The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

     11.7  ENTIRE AGREEMENT AND MODIFICATION

     This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

     11.8  DISCLOSURE LETTER

     In the event of any inconsistency between the statements in the body of this Agreement and those in the Disclosure Letter and Supplemental Disclosure Letter, the statements in the body of the Disclosure and Supplemental Disclosure Letter will control.

     11.9  ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS

     No party may assign any of its rights under this Agreement without the prior consent of the other parties except that HPII may assign any of its rights under this Agreement to any Subsidiary of HPII. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

     11.10  SEVERABILITY

     If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

     11.11  SECTION HEADINGS, CONSTRUCTION

     The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "SECTION" or "SECTIONS" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "INCLUDING" does not limit the preceding words or terms.

     11.12  GOVERNING LAW

     This Agreement will be governed by the laws of the State of DELAWARE without regard to conflicts of laws principles.

     11.13  COUNTERPARTS

     This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The Majority Shareholder and the Seymour Companies irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the Contemplated Transactions, in the courts of the State of Illinois or of the United States of America located in the State of Illinois, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.


                                  SEYMOUR HOUSEWARES CORPORATION:

                                  By
                                    ----------------------------------
                                     Stephen Brian, President and CEO

                                  SEYMOUR SALES CORPORATION:

                                  By
                                    -----------------------------------

                                  HPII:
                                  Home Products International, Inc., a Delaware Corporation

                                  By
                                    ----------------------------------
                                    James R. Tennant, Chairman and CEO


                                  CHASE VENTURE CAPITAL ASSOCIATES, L.P.:

                                  By
                                    ----------------------------------